UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT: March 13, 2009

(Date of earliest event reported)

InterMune, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	0-29801	94-3296648
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3280 BAYSHORE BLVD., BRISBANE, CALIFORNIA	94005
(Address of principal executive offices)	(Zip Code)

(415) 466-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

In March 2009, the members of the Executive Management Team of InterMune, Inc. (“InterMune”) modified their individual written trading plans entered into in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, which were previously disclosed by InterMune in reports on Form 8-K filed on June 18, 2008 and September 7, 2007. The amendments to the 10b5-1 trading plans include modification of the numbers of shares of InterMune common stock subject to the trading plans and the termination dates thereof as follows:

Marianne Armstrong, Ph.D., Chief Medical Affairs & Regulatory Officer; Williamson Bradford, M.D., Ph.D., Vice President, Clinical Science; and Steven Porter, M.D., Ph.D., Chief Medical Officer, modified the termination date of their plans to March 1, 2011. John Hodgman, Senior Vice President and Chief Financial Officer modified the termination date of his plan to March 15, 2010. Howard Simon, Esq., Senior Vice President, Human Resources and Corporate Services and Associate General Counsel modified the termination date of his plan to June 30, 2010. Robin Steele, Esq., Senior Vice President, General Counsel and Corporate Secretary; modified the date of her plan to December 31, 2010. Daniel G. Welch, President and Chief Executive Officer added 110,000 shares of restricted stock to his plan and modified the termination date to June 30, 2011.

Each modified trading plan provides that trades will not be executed pursuant to such modified terms for a specified period following the date of such trading plan modifications. Individual reports of the details of actual sales under the plans, if any, will be filed by the appropriate plan participant in accordance with the Securities and Exchange Commission’s rules and regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

INTERMUNE, INC.

Dated: March 13, 2009	By:	/S/ JOHN C. HODGMAN
John C. Hodgman Senior Vice President and Chief Financial Officer